UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

FIRST NILES FINANCIAL, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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First Niles Financial, Inc.

55 North Main Street

P.O. Box 311

Niles, Ohio 44446-0311

Phone (330) 652-2539 - Fax: (330) 652-0911

March 24, 2006

Dear Fellow Shareholder:

On behalf of the Board of Directors and management of First Niles Financial, Inc., we cordially invite you to attend the annual meeting of the First Niles Financial, Inc., shareholders. The meeting will be held at 2:00 p.m. local time, on Wednesday, April 26, 2006, at our office located at 55 North Main Street in Niles, Ohio. The annual meeting will include management’s report to you on the Company’s 2005 financial and operating performance.

An important aspect of the annual meeting process is the annual shareholder vote on corporate business items. I urge you to exercise your rights as a shareholder to vote and participate in this process.

Whether or not you plan to attend the annual meeting, please read the enclosed proxy statement and then complete, sign and date the enclosed proxy card and return it in the accompanying postage paid return envelope as promptly as possible. This will save the Company additional expense in soliciting proxies and will ensure that your shares are represented at the meeting.

Your Board of Directors and management are committed to the success of First Niles Financial, Inc., and the enhancement of your investment. As Chairman of the Board, President, and Chief Executive Officer, I want to express my appreciation for your confidence and support.

Very truly yours,

/s/ William L. Stephens
WILLIAM L. STEPHENS
Chairman of the Board, President and CEO

FIRST NILES FINANCIAL, INC.

55 North Main Street

Niles, Ohio 44446

(330) 652-2539

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 26, 2006

Notice is hereby given that the annual meeting of shareholders of First Niles Financial, Inc., will be held at the company’s office located at 55 North Main Street in Niles, Ohio, on April 26, 2006, at 2:00 p.m. local time. At the annual meeting, shareholders will be asked to consider and vote on the following proposals:

Proposal 1	Election of two directors for a term of three years.

Proposal 2	The ratification of the appointment of Anness, Gerlach & Williams as independent auditors for the year ending December 31, 2006.

Shareholders also will transact such other matters as may properly come before the annual meeting, or any adjournments or postponements thereof. We are not aware of any other business to come before the meeting.

The record date for the annual meeting is March 6, 2006. Only shareholders of record at the close of business on that date are entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof. Your Board of Directors recommends that you vote “FOR” the above proposals.

A proxy card and proxy statement for the annual meeting are enclosed. Whether or not you plan to attend the annual meeting, please take the time to vote by signing, dating and mailing the enclosed proxy card which is solicited on behalf of the Board of Directors. The proxy will not be used if you attend and vote at the annual meeting in person. Regardless of the number of shares you own, your vote is very important. Please act today.

Thank you for your continued interest and support.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ William L. Stephens
WILLIAM L. STEPHENS Chairman of the Board, President and CEO

Niles, Ohio

March 24, 2006

Important: The prompt return of proxies will save us the expense of further requests for proxies to ensure a quorum at the annual meeting. A pre-addressed envelope is enclosed for your convenience. No postage is required if mailed within the United States.

FIRST NILES FINANCIAL, INC.

55 North Main Street

Niles, Ohio 44446

(330) 652-2539

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To be held April 26, 2006

INTRODUCTION

The First Niles Financial, Inc., Board of Directors is using this proxy statement to solicit proxies from the holders of common stock of First Niles Financial, Inc., for use at the Company’s annual meeting of shareholders. This proxy statement and the enclosed form of proxy are first being mailed to our shareholders on or about March 24, 2006. References in this proxy statement to “we,” “us,” “our,” “First Niles,” and the “Company” refer to First Niles Financial, Inc.

Certain of the information provided herein relates to Home Federal Savings and Loan Association of Niles, a wholly-owned subsidiary of First Niles. Home Federal Savings and Loan Association of Niles is referred to in this proxy statement as “Home Federal.”

Time and Place of the Annual Meeting

Our annual meeting will be held as follows:

Date:	Wednesday, April 26, 2006
Time:	2:00 p.m. local time
Place:	Home Federal Savings and Loan Association of Niles 55 North Main Street Niles, Ohio 44446

Matters to be Considered at the Annual Meeting

At the annual meeting, shareholders of First Niles are being asked to consider and vote upon the following proposals:

Proposal 1:	Election of two directors for a term of three years.

Proposal 2:	The ratification of the appointment of Anness, Gerlach & Williams as independent auditors for the year ending December 31, 2006.

The shareholders also will transact any other business that may properly come before the annual meeting. As of the date of this proxy statement, we are not aware of any other business to be presented for consideration at the annual meeting other than the matters described in this proxy statement.

A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of one-third of the shares of common stock outstanding on the record date will constitute a quorum. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

Your Voting Rights

We have fixed the close of business on March 6, 2006 as the record date for the annual meeting. Only shareholders of record of First Niles common stock at the close of business on that date are entitled to notice of and to vote at the annual meeting. You are entitled to one vote for each share of First Niles common stock you own. On March 6, 2006, there were 1,384,553 shares of First Niles common stock outstanding and entitled to vote at the annual meeting.

If you are the beneficial owner of shares held in “street name” by a broker, bank or other nominee, your nominee, as the record holder of the shares, is required to vote the shares in accordance with your instructions. If you do not give instructions to your nominee, your nominee will nevertheless be entitled to vote the shares with respect to “discretionary” items, but will not be permitted to vote your shares with respect to “non-discretionary” items. In the case of non-discretionary items, the shares will be treated as “broker non-votes.” Under The NASDAQ Stock Market rules, both the election of directors and the ratification of auditors are considered a “discretionary” items and, therefore, your broker may vote your shares without instructions from you.

We maintain an Employee Stock Ownership Plan (“ESOP”) which owns approximately 13.4% of First Niles common stock. Employees of First Niles and Home Federal participate in the ESOP. Each ESOP participant instructs the trustee of the plan how to vote the shares of First Niles common stock allocated to his or her account under the ESOP. If an ESOP participant properly executes the voting instruction card distributed by the ESOP trustee, the ESOP trustee will vote such participant’s shares in accordance with the shareholder’s instructions. Where properly executed voting instruction cards are returned to the ESOP trustee with no specific instruction as how to vote at the annual meeting, the trustee will vote the shares “FOR” the election of management’s director nominees and “FOR” the ratification of the appointment of Anness, Gerlach & Williams as independent auditors for First Niles for the year ending December 31, 2006. Ratification of the appointment of Anness, Gerlach & Williams as our independent auditors for the fiscal year ending December 31, 2006, requires the affirmative vote of the majority of shares cast, in person or by proxy, at the annual meeting by holders of First Niles common stock. Shareholder abstentions on the proposal to ratify the appointment of Anness, Gerlach & Williams as our independent auditors will have the same effect as a vote against the proposal, while broker non-votes will have no effect on the outcome of the vote. In the event the ESOP participant fails to give timely voting instructions to the trustee with respect to the voting of the common stock that is allocated to his or her ESOP account, the ESOP trustee shall vote such shares “FOR” the director nominees and “FOR” the ratification of the appointment of Anness, Gerlach & Williams as our independent auditors. The ESOP trustee will vote the shares of First Niles common stock held in the ESOP but not allocated to any participant’s account in the same proportion as directed by the ESOP participants who directed the trustee as to the manner of voting their allocated shares in the ESOP with respect to each such proposal.

Vote Required to Approve the Proposal

First Niles’ directors are elected by a plurality of the votes cast, in person or by proxy, at the annual meeting by holders of First Niles common stock. This means that the director nominees with the most affirmative votes will be elected to fill the available seats. If you vote “withheld” with respect to the election of a director nominee, your shares will not be voted with respect to the person indicated, although they will be counted for purposes of determining whether there is a quorum. Broker non-votes will have no effect on the outcome of the vote.

The First Niles Board of Directors recommends that you vote “FOR” the election of management’s director nominees and “FOR” the proposal to ratify Anness, Gerlach & Williams as our independent auditors for the fiscal year ending December 31, 2006.

How to Vote

You may vote in person at the annual meeting or by proxy. To ensure your representation at the annual meeting, we recommend you vote by proxy even if you plan to attend the annual meeting. If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the annual meeting. However, if your shares are held in the name of your broker, bank or other nominee, you will need to obtain a proxy form from the institution that holds your shares indicating that you were the beneficial owner of First Niles common stock on March 6, 2006, the record date for voting at the annual meeting. See “-How to Revoke Your Proxy and Change Your Vote” below.

Shares of First Niles common stock represented by properly executed proxies will be voted by the individuals named in such proxy in accordance with the shareholder’s instructions. Where properly executed proxies are returned to First Niles with no specific instruction as how to vote at the annual meeting, the persons named in the proxy will vote the shares “FOR” the election of management’s director nominees and “FOR” the proposal to ratify Anness, Gerlach & Williams as our independent auditors for the fiscal year ending December 31, 2006. Voting instructions are included on your proxy card. If your shares are registered in the name of a broker, bank or other nominee, you should follow the instructions set forth on the voting instruction form provided to you.

The persons named in the proxy will have the discretion to vote on any other business properly presented for consideration at the annual meeting in accordance with their best judgment. We are not aware of any other matters to be presented at the shareholders’ annual meeting other than those described in the Notice of Annual Meeting of Shareholders accompanying this document.

You may receive more than one proxy card depending on how your shares are held. For example, you may hold some of your shares individually, some jointly with your spouse and some in trust for your children – in which case you will receive three separate proxy cards to vote.

How to Revoke Your Proxy and Change Your Vote

If you are a registered shareholder, you may revoke your proxy and change your vote at any time before the polls close at the meeting by:

•	signing and submitting a new proxy card with a later date;

•	notifying the Corporate Secretary of First Niles in writing before the annual meeting that you have revoked your proxy; or

•	voting in person at the annual meeting.

If you have instructed a broker, bank, or other nominee to vote your shares and you wish to change your vote, you should follow the directions received from your broker, bank, or other nominee to change those voting instructions.

Proxy Solicitation Costs

We will pay our own costs of soliciting proxies. In addition to this mailing, our directors, officers, and employees may also solicit proxies personally, electronically, or by telephone. We will also reimburse brokers and other nominees for their expenses in sending these materials to you and obtaining your voting instructions.

SHARE OWNERSHIP OF FIRST NILES FINANCIAL, INC., COMMON STOCK

The table below presents information regarding the beneficial ownership of First Niles common stock as of March 6, 2006, by (a) those persons or entities (or group of affiliated persons or entities) known by management to beneficially own more than 5% of the outstanding common stock of First Niles; (b) each director and director nominee of First Niles; (c) each executive officer of First Niles named in the Summary Compensation Table appearing under “Executive Compensation” below; and (d) all of the directors and executive officers of First Niles as a group.

The persons named in table below have sole voting power for all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the footnotes to this table. The address of each of the beneficial owners, except where otherwise indicated, is the same address as First Niles. An asterisk (*) in the table indicates that an individual beneficially owns less than 1% of the outstanding common stock of First Niles.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to outstanding options held by that person that are currently exercisable or exercisable within 60 days after March 6, 2006 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Beneficial Owner	Shares Beneficially Owned(1)		Percent of Class
First Niles Financial, Inc., Employee Stock Ownership Plan	184,946	(2)	13.4%
William S. Eddy, Director	1,137	(3)	*
Leonard T. Gantler, Director	49,625	(4)	3.6%
P. James Kramer, Director	4,781	(5)	*
Lawrence Safarek, Treasurer and Vice President	89,962		6.4%
William L. Stephens, Chairman of the Board, President and CEO	111,212	(6)	8.0%
Robert I. Shaker, Director	17,708		1.3%
Daniel E. Csontos, Director Nominee	12,456		*
Estate of Ralph A. Zuzolo, Sr.	69,491	(7)	5.0%
Directors and executive officers of the Company as a group (8 persons)	356,372	(8)	25.0%

(1)	Included in the shares beneficially owned by the named individuals are options to purchase shares of First Niles common stock that are currently exercisable or exercisable within 60 days as follows: Mr. Safarek - 31,148 shares and Mr. Stephens - 11,148 shares.

(2)	Represents shares held by the ESOP, 127,668 shares of which have been allocated to accounts of participants. Pursuant to the terms of the ESOP, each ESOP participant has the right to direct the voting of shares of common stock allocated to his or her account. First Bankers Trust Services, Inc., Quincy, Illinois, as the trustee of the ESOP, may be deemed to beneficially own the shares held by the ESOP that have not been allocated to the accounts of participants.

(3)	All of Mr. Eddy’s shares of common stock are held jointly with his spouse.

(4)	Includes 13,550 shares of common stock held solely by Mr. Gantler’s spouse.

(5)	All of Mr. Kramer’s shares of common stock are held jointly with his spouse.

(6)	Includes 53,940 shares of common stock held jointly with Mr. Stephens’ spouse.

(7)	Includes 17,405 shares of common stock owned solely by Mr. Zuzolo’s spouse and 14,800 shares of common stock owned by a corporation of which Mr. Zuzolo was and his wife is a shareholder. Mr. Zuzolo’s estate disclaims beneficial ownership of the 14,800 of shares of common stock owned by the corporation except to the extent of his estate’s and his spouse’s pecuniary interest therein.

(8)	Includes shares held directly, as well as shares held jointly with family members, shares held in retirement accounts, held in a fiduciary capacity, held by certain of the group members’ families, or held by trusts of which the group member is a trustee or substantial beneficiary, with respect to which shares the group member may be deemed to have sole or shared voting and/or investment powers. This amount also includes 42,296 shares of common stock issuable upon exercise of the directors’ and executive officers’ stock options.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of First Niles Financial’s common stock (or any other equity securities, of which there are none), to report their initial ownership of the Company’s common stock and any subsequent changes in that ownership to the SEC. Specific due dates for these reports have been established by the SEC and the Company is required to disclose in this proxy statement any late filings or failures to file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2005, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board of Directors currently consists of five members. Leonard T. Gantler has served this Board as a director since 2003 and we thank him for his service. Approximately one-third of the directors are elected annually to serve for a three-year period or until their respective successors are elected and qualified. The new director nominee, Daniel E. Csontos, has consented to being named in this proxy statement and has agreed to serve if elected. At this time, we are not aware of any reason why this nominee might be unable to serve if elected. If the director nominee is unable to serve before the election, your proxy authorizes us to vote for a replacement nominee if our Board of Directors names one. Mr. Robert I. Shaker was appointed to fill the vacancy created by the death of former director Ralph A. Zuzolo on January 4, 2006, and shall serve the remainder of Mr. Zuzolo’s term, which expires at the annual meeting of shareholders in 2007.

The table below sets forth information regarding our current Board of Directors, including their ages, positions with First Niles, and terms of office. Except as disclosed in this proxy statement, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

The Board of Directors recommends you vote “FOR” the director nominees.

Name	Age	Position(s) Held	Director Since(1)	Term of Office Expires
		Nominees
William L. Stephens	74	Chairman of the Board, President, and Chief Executive Officer	1969	2009
Daniel E. Csontos	43	Corporate Secretary	n/a	2009
		Directors Remaining in Office
P. James Kramer	50	Director	1994	2007
Robert I. Shaker	43	Director	2006	2007
William S. Eddy	50	Director	2002	2008

(1)	Includes service as a director of Home Federal.

The principal occupations of each director of First Niles and of the nominees for directors are set forth below. All directors and nominees have held their present position for at least five years unless otherwise indicated.

William L. Stephens. Mr. Stephens serves as Chairman of the Board, President, and Chief Executive Officer of Home Federal and First Niles. He has served in such capacities for Home Federal since 1969 and for First Niles since its inception in October 1998.

William S. Eddy. Dr. Eddy has a doctorate degree in Osteopathic Medicine and since 1988 has served as the president of the Clinic of Osteopathic Medicine, Inc., located in Niles, Ohio. Dr. Eddy was appointed to the First Niles and Home Federal Boards of Directors effective January 28, 2002.

P. James Kramer. Since 1984, Mr. Kramer has served as President of William Kramer & Son, a heating and air conditioning company, located in Niles, Ohio.

Robert I. Shaker. Mr. Shaker graduated from Kent State University in 1984. Since graduating from the University of Akron Law School in 1987, Mr. Shaker has been an attorney with the law firm Shaker & Shaker LLP, in Niles, Ohio. Mr. Shaker’s law practice concentrates in civil and criminal litigation. He was born and raised in Niles, Ohio, is married to WYTV Channel 33 main Anchor Angee Shaker, and has two young children. Mr. Shaker was appointed to the Board on January 4, 2006, to fill the vacancy created by the death of former director Ralph A. Zuzolo.

Daniel E. Csontos. Mr. Csontos graduated from Baldwin Wallace College in 1985, and received his M.B.A. in finance from the Weatherhead School of Management at Case Western Reserve University in 1990. From 1985 to 1988, Mr. Csontos was a federal savings and loan examiner with the FHLB of Cincinnati. From 1988 until 1996, he was a Director of Indian Village Federal S&L Association, Gnadenhutten, Ohio. Mr. Csontos has served the Company as compliance officer since 1996 and as corporate secretary since 2003. Mr. Csontos also currently serves on the Board of Directors of Pioneer Savings Bank, Cleveland, Ohio.

Leonard T. Gantler. Mr. Gantler has been the principal and sole shareholder of Leonard T. Gantler Co., Inc., a public accounting firm in Warren, Ohio, since 1978. Mr. Gantler is a current director but is not nominated for re-election.

BOARD MEETINGS, BOARD COMMITTEES AND

CORPORATE GOVERNANCE MATTERS

The Board of Directors of First Niles generally meets twice per month. Meetings of the Board of Directors of Home Federal, the Company’s wholly-owned operating subsidiary, are also generally held twice per month. The First Niles Board of Directors conducted 24 regular meetings and one special meeting during fiscal 2005. The Home Federal Board of Directors conducted 24 regular meetings and one special meeting during fiscal 2005. Mr. Zuzolo attended 14 meetings for each of First Niles and Home Federal during 2005, prior to his death. Otherwise, each director attended at least 75% of the (i) First Niles Board meetings and any committees on which he served and (ii) Home Federal Board meetings and any committees on which he served. In addition, all of our Board members are expected to attend the Company’s annual meeting of shareholders, although the Company does not have any written policy as to Board members’ attendance at the annual meeting of shareholders. Last year’s annual meeting of shareholders was attended by the entire Board of Directors.

The Board of Directors has determined that Messrs. Leonard T. Gantler, P. James Kramer, William S. Eddy and Robert I. Shaker, constituting a majority of the current Board members, are “independent directors” as that term is defined in the National Association of Securities’ Dealers (“NASD”) listing standards. Shareholders may communicate directly with the Board of Directors by sending written communications to the Company, addressed to the Chairman of the Board.

The First Niles Board of Directors’ principal standing committees are the Executive, Investment, Compensation, Audit, and Nominating Committees. The Executive and Investment Committees did not meet during fiscal 2005. The Board of Directors has adopted a written charter for the Compensation, Audit and Nominating Committees, as well as a written code of business conduct and ethics that applies to all of our directors, officers, and employees. You may obtain a copy of these documents, or any of them, free of charge by writing to our Corporate Secretary at First Niles Financial, Inc., 55 North Main Street, Niles Ohio 44446, or by calling (330) 652-2539.

In addition, our code of business conduct and ethics was filed with the SEC as Exhibit 14 to the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2003. Our Audit Committee and Nominating Committee charters were attached to our proxy statement as Appendices A and B, respectively, for the annual meeting of shareholders held on April 21, 2004 and filed electronically with the SEC.

Compensation Committee. The Compensation Committee is currently comprised of Messrs. Eddy, Shaker and Kramer. Mr. Gantler served on the Compensation Committee throughout 2005, but resigned effective March 7, 2006. The Compensation Committee administers our stock option and incentive plan and our recognition and retention plan, and reviews overall compensation policies for First Niles. Since First Niles currently does not pay any salaries to its officers or employees, all compensation matters, except for stock-based compensation awards, are addressed by Home Federal’s (our principal subsidiary) Board of Directors. During fiscal 2005, the Compensation Committee did not meet at the holding company level; however, Home Federal’s Compensation Committee, which has an identical make-up, met one time. The Compensation Committee is responsible for:

(i)	determining compensation to be paid to its officers and employees, which is based on the recommendation of our president, Mr. Stephens, except that compensation paid to executive officers is determined based on the recommendation of a majority of the independent directors (Mr. Stephens is not present during voting or deliberations concerning his compensation);

(ii)	overseeing the administration of our employee benefit plans covering employees generally; and

(iii)	reviewing our compensation policies.

Audit Committee. The Audit Committee is currently comprised of Messrs. Eddy, Shaker and Kramer. Mr. Gantler served on the Audit Committee throughout 2005, but resigned effective March 7, 2006. The Board of Directors has determined that no current committee members are “audit committee financial experts” as defined in Item 401(e) of Regulation S-B of the Securities Exchange Act of 1934, and that all of the current Audit Committee members meet the independence and financial literary requirements in the NASD’s listing standards, except that Mr. Shaker does not meet the financial literary requirements. The Board of Directors, through its Nominating Committee, is considering candidates who meet the audit committee financial expert and financial literary requirements. The Audit Committee met five (5) times during fiscal year 2005. The Audit Committee, among other things:

(i)	oversees the independent audit function for First Niles;

(ii)	hires, terminates and/or reappoints the independent auditors;

(iii)	ensures the existence of effective accounting and internal control systems;

(iv)	approves non-audit and audit services to be performed by the independent auditors;

(v)	reviews and approves all related party transactions for potential conflict of interest situations; and

(vi)	reviews and assesses the adequacy of the Audit Committee charter.

Nominating Committee. The Nominating Committee is currently comprised of Messrs. Eddy, Gantler, Shaker, and Kramer. The Nominating Committee met one time during fiscal year 2005. The Nominating Committee is responsible for recommending director candidates to serve on the Board of Directors. The Board of Directors also will consider director candidates proposed by shareholders who comply with the procedures set forth in the Company’s bylaws, which are described in more detail below. Final approval of director nominees is determined by the full Board, based on the recommendation of the Nominating Committee. The Nominating Committee has the following responsibilities:

(i)	recommend to the Board the appropriate size of the Board and assist in identifying, interviewing and recruiting candidates for the Board;

(ii)	recommend candidates (including incumbents) for election and appointment to the Board of Directors, subject to the provisions set forth in the Company’s certificate of incorporation and bylaws relating to the nomination or appointment of directors, based on the following criteria: business experience, education, integrity and reputation, independence, conflicts of interest, diversity, age, number of other directorships and commitments (including charitable obligations), tenure on the Board, attendance at Board and committee meetings, stock ownership, specialized knowledge (such as an understanding of banking, accounting, marketing, finance, regulation and public policy) and a commitment to the Company’s communities and shared values, as well as overall experience in the context of the needs of the Board as a whole;

(iii)	review nominations submitted by shareholders, which have been addressed to the Corporate Secretary, and which comply with the requirements of the Company’s certificate of incorporation and bylaws. Nominations from shareholders will be considered and evaluated using the same criteria as all other nominations;

(iv)	annually recommend to the Board committee assignments and committee chairs on all committees of the Board, and recommend committee members to fill vacancies on committees as necessary; and

(v)	perform any other duties or responsibilities expressly delegated to the Committee by the Board.

Nominations, other than those made by the Nominating Committee, must be made pursuant to timely notice in writing to the Corporate Secretary as set forth in Article I, Section 6 of the Company’s bylaws. In general, to be timely, a shareholder’s notice must be received by the Company not less than 60 days nor more than 90 days prior to the date of the scheduled annual meeting; however, if less than 70 days’ notice of the date of the scheduled annual meeting is given by the Company, the shareholder has until the close of business on the tenth day following the day on which notice of the date of the scheduled annual meeting was made. The shareholder’s notice must include the information set forth in Article I, Section 6(c) of the Company’s bylaws, which includes the following:

(i)	as to each person whom a shareholder proposes to nominate for election as a director: all information relating to the proposed nominee that is required to be disclosed in the solicitation of proxies for election as directors or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934; and

(ii)	as to the shareholder giving the notice: name and address of the shareholder as they appear on the Company’s books; and the number of shares of the Company’s common stock beneficially owned by the shareholder.

The foregoing description is a summary of the Company’s nominating process. Any shareholder wishing to propose a director candidate to the Company should review and must comply in full with the procedures set forth in the Company’s certificate of incorporation and bylaws, and Delaware law.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF AUDITORS

The Audit Committee of the Board of Directors has reappointed Anness, Gerlach & Williams as the Company’s independent public auditors for the year ending December 31, 2006. In making its determination to reappoint Anness, Gerlach & Williams, the Audit Committee of the Board of Directors considered whether the providing of all non-auditing services (and the aggregate fees billed for such services) by Anness, Gerlach & Williams, the principal independent auditors, is compatible with maintaining the principal auditors’ independence. We are asking our shareholders to ratify the selection of Anness, Gerlach & Williams as our independent auditors for the fiscal year ending December 31, 2006. If the appointment of Anness, Gerlach & Williams is not ratified by the stockholders, the Audit Committee may appoint other independent auditors or may decide to maintain its appointment of Anness, Gerlach & Williams. Even if the selection of Anness, Gerlach & Williams is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year, if it determines that such a change would be in the best interest of First Niles and its stockholders.

The Board of Directors recommends that shareholders vote “FOR” the ratification of the appointment of Anness, Gerlach & Williams as First Niles’ independent auditors for the year ending December 31, 2006.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following Report of the Audit Committee of the Board of Directors shall not be deemed to be soliciting material or to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report therein, and shall not otherwise be deemed filed under such Acts.

The Audit Committee of First Niles consists of Messrs. Eddy, Shaker, and Kramer. The Audit Committee operates under a written charter that specifies its duties and responsibilities.

Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statement in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

As required by its charter, the Audit Committee received and reviewed the report of Anness, Gerlach & Williams regarding the results of their audit, as well as the written disclosures and the letter from Anness, Gerlach & Williams required by Independence Standards Board Standard No. 1

(Independence Discussion with Audit Committees). The Audit Committee reviewed and discussed the audited financial statements with the management of First Niles. A representative of Anness, Gerlach & Williams also discussed with the Audit Committee the independence of Anness, Gerlach & Williams from First Niles, as well as the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees).

In fulfilling its oversight responsibility of reviewing the services performed by First Niles’ independent auditors, the Audit Committee carefully reviews the policies and procedures for the engagement of the independent auditors. The Audit Committee met with the independent auditors to discuss the results of their examinations, the evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee also reviewed and discussed with the independent auditors the fees paid to the independent auditors; these fees are described under “Relationship With Independent Auditors” below.

The Company’s Chief Executive Officer and Principal Financial Officer also reviewed with the Audit Committee the certifications that each such officer will file with the SEC pursuant to the requirements of Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (“Sarbanes”). Management also reviewed with the Audit Committee the policies and procedures it has adopted to ensure the accuracy of such certifications.

Based on the Audit Committee’s review and discussions noted above, it recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005, for filing with the SEC.

Submitted by the undersigned members of the Audit Committee:

William S. Eddy

P. James Kramer

Robert I. Shaker

RELATIONSHIP WITH INDEPENDENT AUDITORS

General

On January 4, 2006, First Niles Financial, Inc., filed a Current Report on Form 8-K announcing that Anness, Gerlach & Williams would be engaged as its independent public accountants for the year ended December 31, 2005. On February 7, 2005, AGW declined to stand for re-election as the Company’s independent public accountant due to the Company being the only public company it represented and the costs associated with registration, compliance and training relative to the requirements of the Sarbanes-Oxley Act of 2002 and the Public Company Accounting Oversight Board; however, AGW has since determined that this engagement is appropriate because of the delay in the implementation of Section 404 of the Sarbanes-Oxley Act of 2002. AGW performed audits of the Company’s consolidated financial statements for the years ended December 31, 2004 and 2003. Their reports did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two fiscal years ended December 31, 2005, there were no disagreements with Anness, Gerlach & Williams on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which if not resolved to Anness, Gerlach & Williams’ satisfaction, would have caused them to make reference to the subject matter of such disagreement in connection with issuing their reports.

Independent Auditing Firm Fees

Anness, Gerlach & Williams was the Company’s principal auditor for fiscal 2004 and 2005. The aggregate fees billed (or to be billed) to the Company by Anness, Gerlach & Williams and its affiliates for the fiscal years ended December 31, 2004 and 2005 were (are) as follows:

	Year Ended December 31,
	2004	2005
Audit Fees (1)	$44,300	$50,125
Audit Related Fees	4,000	16,200
Tax Fees	5,000	5,200
All Other Fees (2)	1,400	—

(1)	Primarily for performing the annual audit of First Niles’ consolidated financial statements and reviewing First Niles’ quarterly financial statements.

(2)	Primarily for assistance with the calculation of Home Federal’s liquidation account balance.

Pre-Approval of Audit and Non-Audit Services

Our Audit Committee pre-approves all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. Prior to engaging our independent auditors to render an audit or permissible non-audit service, the Audit Committee specifically approves the engagement to render that service. Accordingly, we do not engage our independent auditors to render audit or permissible non-audit services pursuant to pre-approval policies or procedures or otherwise, unless the engagement to provide such services has been approved by the Audit Committee in advance. The engagement of Anness, Gerlach & Williams to render 100% of the services described in the categories above was approved by the Audit Committee in advance of the rendering of those services.

COMPENSATION OF DIRECTORS

The members of the Boards of Directors of First Niles and Home Federal are identical. Directors of First Niles are not compensated for service on the Company’s Board of Directors. Directors of Home Federal, however, are compensated for service on the Home Federal Board of Directors. During fiscal 2005, each director (employee and non-employee) of Home Federal was paid a fee of $500 for each meeting of the Board of Directors attended from January through April, and starting May 2, 2005, that amount was increased to $550 per meeting with up to five excused absences paid per year.

Ralph A. Zuzolo, Sr., a former director of First Niles and Home Federal, was a partner in the law firm of Zuzolo, Zuzolo & Zuzolo, which firm acted as legal counsel to Home Federal from time to time. The legal fees received by the law firm from professional services rendered to Home Federal during the year ended December 31, 2005 did not exceed 5% of the law firm’s or the Company’s gross revenues.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth summary information concerning compensation awarded to, earned by or paid to First Niles’ chief executive officer and any other executive officer, whose total salary and bonus exceeded $100,000, for services rendered in all capacities during the fiscal year ended December 31, 2005. Each of these officers received perquisites and other personal benefits in addition to salary and bonus during the periods stated. The aggregate amount of these perquisites and other personal benefits, however, did not exceed the lesser of $50,000 or 10% of the total of their annual salary and bonus and, therefore, has been omitted as permitted by the rules of the SEC. We will use the term “named executive officers” from time to time in this proxy statement to refer to the officers listed in the table below.

		Annual Compensation		Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Restricted Stock Awards ($)	Options (#)	All Other Compensation ($)
William L. Stephens	2005	$157,090	$5,935	—	—	$27,683	(2)
President and CEO	2004	155,440	5,935	—	—	27,819
	2003	155,940	5,935	—	—	28,367
Lawrence Safarek	2005	$104,400	$4,350	—	—	$19,823	(2)
Vice President	2004	100,800	4,200	—	—	19,686
	2003	95,700	4,050	—	—	19,072

(1)	Includes director fees for Mr. Stephens of $13,300 in 2005, $13,000 in 2004, $13,500 in 2003 for service on the Home Federal Board of Directors.

(2)	Represents Home Federal’s annual contributions to the ESOP on behalf of Messrs. Stephens and Safarek. The ESOP contributions made on behalf of Messrs. Stephens and Safarek had a market value of $63,615 and $45,551, respectively, as of December 31, 2005.

Aggregate Option Exercises in Last Fiscal Year and FY-End Option Values

The following table sets forth the number and value of unexercised stock options held by the named executive officers. The value of an unexercised, in-the-money option at fiscal year-end is the difference between its exercise or base price and the fair market value of the underlying stock on December 31, 2005. The fair market value of a share of First Niles common stock was $15.75 on December 31, 2005, based on the closing sales price of First Niles common stock as reported on the Nasdaq Stock Market on that date. The Company does not have any outstanding stock appreciation rights.

			Number of Unexercised Options at FY-End (#)		Value of Unexercised In-the-Money Options at FY-End ($)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)

William L. Stephens	—	—	11,148	—	$35,897	---
Lawrence Safarek	—	—	31,148	—	100,297	—

Employment Agreement

On October 26, 1998, Home Federal entered into employment agreements with Mr. Stephens and Mr. Safarek. Mr. Stephens’ and Mr. Safarek’s employment agreements provide for an annual base salary in an amount not less than his then current salary and grants participation in an equitable manner in discretionary bonuses as well as employee benefits applicable to executive personnel. The initial term of each of their agreements was for three years. Each agreement provides for a one year extension in addition to the then-remaining term under the agreement, on each anniversary of the effective date of the agreement. All extensions are subject to a formal performance evaluation performed by disinterested members of the Board of Directors of Home Federal. As of the date of this proxy statement, Messrs. Stephens and Safarek each had approximately two and a half (2-1/2) years remaining on their respective employment agreements.

Each of the employment agreements provide for termination upon the executive’s death or disability, for cause or in certain events specified by Office of Thrift Supervision regulations. If the executive’s employment is “involuntarily terminated,” other than for the reasons set forth in the preceding sentence, he is entitled to (i) his then applicable salary for the then-remaining term of his agreement and (ii) health insurance benefits as maintained by us for the benefit of our senior executive employees. The term “involuntarily terminated” refers to the termination of employment of the executive without his express written consent, other than retirement. In addition, a material diminution of or interference with the executive’s duties, responsibilities and benefits in his current officer position shall be deemed and shall constitute an involuntary termination of employment to the same extent as express notice of such involuntary termination. Any of the following actions would constitute such diminution or interference unless consented to in writing by the executive:

(a)	a change in the principal workplace of the executive to a location outside of a 30 mile radius from our headquarters office as of the date of the agreement;

(b)	a material demotion of the executive, a material reduction in the number or seniority of other personnel reporting to the executive, or a material reduction in the frequency with which, or in the nature of the matters with respect to which, such personnel are to report to the executive, other than as part of a company-wide reduction in staff;

(c)	a material adverse change in the salary, perquisites, benefits, contingent benefits or vacation time which had previously been provided to the executive, other than as part of an overall program applied uniformly and with equitable effect to all members of the senior management of First Niles or Home Federal; and

(d)	a material permanent increase in the required hours of work or the workload of the executive.

The employment agreements are also terminable by the executive upon 90 days’ notice to Home Federal. The agreements do not contain a change in control provision.

CERTAIN TRANSACTIONS

Home Federal has followed a policy of granting loans to officers and directors. Loans to directors and executive officers are made in the ordinary course of business and on the same terms and conditions as those of comparable transactions with the general public prevailing at the time, in accordance with our underwriting guidelines, and do not involve more than the normal risk of collectibility or present other unfavorable features.

All loans made by Home Federal to its directors and executive officers are subject to the Office of Thrift Supervision regulations restricting loan and other transactions with affiliated persons of Home Federal. All loans to directors and executive officers were performing in accordance with their terms at December 31, 2005.

SHAREHOLDER PROPOSALS

In order to be eligible for inclusion in First Niles’ proxy materials for next year’s annual meeting of shareholders, any shareholder proposal must be received at First Niles’ executive office at 55 North Main Street, Niles, Ohio 44446 on or before November 17, 2006. Shareholder proposals to be considered for presentation at next year’s annual meeting, although not included in the proxy statement, must be received at our executive office on or before February 18, 2007; provided, however, that in the event that the date of next year’s annual meeting is held before March 30, 2007, or after June 18, 2007, the shareholder proposal must be received on or before the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of such meeting was made.

All shareholder proposals for inclusion in First Niles’ proxy materials shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, and, as with any shareholder proposal (regardless of whether it is included in First Niles’ proxy materials), the Company’s certificate of incorporation and bylaws and Delaware law.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the annual meeting other than the matters described above in this proxy statement. However, if any other matters should properly come before the meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

First Niles Financial, Inc.

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☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting of Shareholders	Revocable Proxy Card

A	Election of Directors

1. The Board of Directors recommends a vote FOR the listed nominees.

		For	Against	Withhold
01-	The election of WILLIAM L. STEPHENS as a director of First Niles Financial, Inc., for a term of 3 years.	☐	☐	☐

		For	Against	Withhold
02-	The election of DANIEL E. CSONTOS as a director of First Niles Financial, Inc., for a term of 3 years.	☐	☐	☐

B	Ratification of Auditors

The Board of Directors recommends a vote FOR the following proposal.

		For	Against	Abstain
2.	The ratification of Anness, Gerlach & Williams as independent auditor of First Niles Financial, Inc., for the fiscal year ended December 31, 2006.	☐	☐	☐

C	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign exactly as your name appears above on this card. When signing as attorney, executor, administrator, trustee or guardian please give your full title. If shares are held jointly, each holder must sign.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)
/ /

	1 U P X	0 0 7 9 8 7

Revocable Proxy - First Niles Financial, Inc.

April 26, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

This proxy may be revoked at any time before it is voted by delivering to the Secretary of First Niles Financial, Inc., on or before the taking of the vote at the annual meeting, a written notice of revocation bearing a later date than the proxy or a later dated proxy relating to the same shares of First Niles Financial, Inc., common stock, or by attending the annual meeting and voting in person. Attendance at the annual meeting will not in itself constitute the revocation of a proxy. If this proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

The person(s) signing this proxy acknowledge(s) receipt from First Niles Financial, Inc., prior to the execution of this Proxy, of a Notice of Annual Meeting scheduled to be held on April 26, 2006, a Proxy Statement dated on or about March 24, 2006 and First Niles Financial, Inc.’s Annual Report to Shareholders for the fiscal year ended December 31, 2005.

The undersigned hereby appoints the members of the Board of Directors of First Niles Financial, Inc., and its survivor, with full power of substitution, and authorizes them to represent and vote, as designated below and in accordance with their judgment upon any other matters properly presented at the annual meeting, all the shares of First Niles Financial, Inc., common stock held of record by the undersigned at the close of business on March 6, 2006, at the annual meeting of shareholders, to be held on Wednesday, April 26, 2006, and at any and all adjournments or postponements thereof. The Board of Directors recommends a vote “FOR” each of the listed proposals.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR each of the listed proposals.

Should a director nominee be unable to serve as a director, an event that First Niles Financial, Inc., does not currently anticipate, the persons named in this proxy reserve the right, in their discretion, to vote for a substitute nominee designated by the Board of Directors.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

(Continued and to be voted on reverse side.)